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                                                                    EXHIBIT 10.4


                       [VIASYSTEMS GROUP, INC. LETTERHEAD]

                                 March ___, 2000




Mr. David M. Sindelar
c/o Mills & Partners, Inc.
101 South Hanley Road
St. Louis, Missouri  63105

                  Re: Consolidation, Amendment and Restatement of "IRR" Stock Options Granted November 26, 1996, June 2, 1997, March 9, 1998, August 5, 1999 and the date hereof

Mr. Sindelar:

        This letter consolidates, amends and restates the terms and conditions set forth in (i) the grants made by Viasystems Group, Inc., a Delaware corporation (the "Company") to you (the "Grantee") on November 26, 1996 of options to purchase shares of Common Stock, $0.01 par value per share (the "Stock"), of the Company, (ii) the grants made by the Company to the Grantee on June 2, 1997 of options to purchase shares of Stock of the Company, (iii) the grants made by the Company to the Grantee on March 9, 1998 of options to purchase shares of Stock of the Company, (iv) the grants made by the Company to the Grantee on August 5, 1999 of options to purchase shares of Stock of the Company and (v) the additional grants made by the Company to the Grantee on the date hereof of options to purchase 92,359 shares of Stock of the Company.

        The 5 stock option grants made by the Company to the Grantee on November 26, 1996, June 2, 1997, March 9, 1998, August 5, 1999 and the date hereof are for an aggregate 737,257 underlying shares of Stock. These 5 option grants are hereby consolidated and amended and restated as follows:

                  1. Grant of Performance Options

        The Company hereby grants to the Grantee, as a matter of separate inducement and not in lieu of any salary or other compensation for services, the right and option to purchase (the "Option"), in accordance with the terms and conditions set forth in this agreement, an aggregate of 737,257 shares of Stock (the "Option Shares") at a price (the "Exercise Price") of $9.00 per share in cash, all subject to the adjustment provisions and limitations set forth herein.

        The Option is not intended to be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The Company shall at all times have reserved for issuance a sufficient number of shares of



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Stock to permit the Grantee to acquire the Option Shares on the terms and conditions provided herein.

                  2. Exercise

         (a) The Option Shares are immediately exercisable.

         (b) Subject to the relevant provisions and limitations contained herein, the Grantee may exercise the Option to purchase all or a portion of the applicable number of Option Shares at any time on or after the date hereof and prior to the termination of the Option pursuant to this agreement. Each Option will automatically terminate and become null and void upon the expiration of a period of ten years commencing on the date of this agreement.

         (c) Any exercise by the Grantee of the Option shall be in writing addressed to the corporate secretary of the Company at its principal place of business and shall (i) state the number of shares of Stock being purchased pursuant to such exercise and (ii) be accompanied by payment of the full amount of the aggregate Exercise Price of the shares so purchased.

                  3. Transferability

         The Option is freely transferable by the Grantee.

                  4. Registration

         Unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of the Option Shares (and, if required, there is available for delivery a prospectus meeting the requirements of Section 10(a)(3) of the Securities Act), the Grantee will, upon the exercise of the Option in accordance with the terms and conditions hereof, deliver to the Company a certificate pursuant to which the Grantee (a) represents and warrants to the Company that the Optionee is an "accredited investor" within the meaning of the rules and regulations under the Securities Act and that the Option Shares then being purchased by the Grantee pursuant to the Option are not being acquired with a view to the distribution thereof in violation of the Securities Act; (b) acknowledges and confirms that the Option Shares purchased may not be sold unless registered for sale under the Securities Act or pursuant to an exemption from such registration (in which case an opinion of counsel satisfactory to the Company shall be supplied to the Company by the Grantee prior to the consummation of such sale to the effect that such sale is exempt from registration under the Securities Act); and (c) agrees that the certificates evidencing such Option Shares shall bear a legend to the effect of the foregoing.

                  5. Withholding Taxes

         By acceptance hereof, the Grantee hereby (a) agrees to reimburse the Company or any subsidiary corporation by which any Grantee is employed for any federal, state, or local taxes required by any government to be withheld or otherwise deducted by such



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corporation in respect of the Grantee's exercise of all or a portion of the
Option; (b) authorizes the Company or any subsidiary corporation by which the Grantee is employed to withhold from any cash compensation paid to the Grantee or on the Grantee's behalf, an amount sufficient to discharge any federal, state, and local taxes imposed on the Company, or any subsidiary corporation by which the Grantee is employed, and which otherwise has not been reimbursed by the Grantee, in respect of the Grantee's exercise of all or a portion of the Option; and (c) agrees that the Company or any subsidiary corporation by which the Grantee is employed, may, in its discretion, hold the stock certificate to which Grantee is entitled upon exercise of the Option as security for the payment of the aforementioned withholding tax liability, until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal (in the judgment of such corporation) to the amount to be withheld.

                  6. Adjustments

        In the event of any change in the outstanding shares of Stock through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split off, spin-off, combination of shares, exchange of shares, or other like change in capital structure of the Company, the Board of Directors of the Company shall cause an appropriate adjustment to be made to each outstanding Option Share, and if appropriate, the Exercise Price, such that the Option shall thereafter be exercisable for such securities, cash, and/or other property as would have been received in respect of the Option Shares subject to the Option had the Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Option Shares" after any such change shall refer to the securities, cash, and/or property then receivable upon exercise of the Option.

                  7. Distribution of Assets or Securities

        In case the Company shall fix a record date for the making of a distribution to all holders of shares of Stock of any asset or security other than those referred to in Section 6 and other than in connection with the total liquidation, dissolution or winding-up of the Company, then and in each such case, the Company shall deposit in trust, the amount of such assets or securities to which the Grantee would have been entitled to receive as a holder of Stock if the Grantee had exercised his Option immediately prior to the record date for such distribution. Upon the exercise of the Option, the Grantee shall be entitled to receive in addition to the Option Shares (a) the amount of assets or securities to which the Grantee would have been entitled to receive as a holder of Stock if such holder had exercised his Option immediately prior to the record date for such distribution, and (b) any income earned on such assets or securities from the distribution date to the date of exercise. In the event that the Option is terminated or expires unexercised, the assets and securities held in trust, and all income earned thereon, shall be returned to the Company or its successor in interest.





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                  8. Entire Agreement

         This agreement supersedes any other agreement, whether written or oral, that may have been made or entered into by any party relating to the matters contemplated hereby. This agreement constitutes the entire agreement by and between the parties hereto and there are no agreements or commitments by or between such parties except as expressly set forth herein.

                  9. Miscellaneous

         This agreement shall be governed by the laws of the State of Delaware (without giving effect to principles of conflicts of laws).

                  10. Definitions

         In addition to the terms specifically defined elsewhere in this agreement, as used in this agreement, the term, "Fair Market Value" shall, as it relates to the Stock, mean the average of the high and low prices of the Stock as reported on the principal national securities exchange on which shares of Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if the Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if the Stock is not traded in the over-the-counter market, the per share cash price for which all of the outstanding Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Board of Directors of the Company.

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        Please indicate your acceptance of all the terms and conditions of this agreement by signing and returning a copy of this letter. This agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This agreement shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                                        Very truly yours,

                                        VIASYSTEMS GROUP, INC.



                                        By:
                                           -------------------------------------
                                        Name:  James N. Mills
                                        Title: Chairman of the Board and Chief
                                               Executive Officer



ACCEPTED AND AGREED TO as of
the date first above written.



-----------------------------
DAVID M. SINDELAR


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